RICHARD C. GATES
Certified Public Accountant



                            516 Muirfield Drive
                            Lake Worth, Florida 33462
                            Phone 561-434-3191 - Fax 561-434-3194

January 20, 1999


Board of Directors
Net Lnnx, Inc.
324 Datura Street, Suite 200
West Palm Beach, FL 33401


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As an independent public accountant, I hereby consent to the use of my audit report dated April 7, 1997 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 11 to Form S-8 registration statement of Net Lnnx, Inc.




Richard C. Gates, CPA


















     Member American Institute of Certified Public Accountants
                       SEC Practice Section